Exhibit 10.10

MORTGAGE PARTICIPATION AGREEMENT

THIS MORTGAGE PARTICIPATION AGREEMENT (the “Agreement”) is made as of April 5, 2013, by and between NRFC CEDAR CREEK HOLDINGS, LLC, a Delaware limited liability company, having an office at 399 Park Avenue, 18th floor, New York, New York 10022, as initial holder of the Loan (as defined below) (in such capacity, together with its successors and assigns, the “Noteholder”), NRFC CEDAR CREEK HOLDINGS, LLC, a Delaware limited liability company, having an office at 399 Park Avenue, 18th floor, New York, New York 10022, as initial holder of the Participation A-1 Interest (as defined below) in such capacity, together with its successors and assigns, (the “Participation A-1 Holder”) and NS HEALTHCARE LOAN HOLDINGS LLC, a Delaware limited liability company, having an office at 399 Park Avenue, 18th floor, New York, New York 10022, as initial holder of the Participation A-2 Interest (as defined below)(in such capacity, together with its successors and assigns, the “Participation A-2 Holder”).

W I T N E S S E T H

WHEREAS, the Noteholder is the current owner and holder of that certain mortgage loan in the original principal amount of $11,250,000 (the “Loan”) which Loan is evidenced and secured by (among other things): (i) that certain Promissory Note, dated as of February 13, 2013 in the original principal amount of the Loan (as the same may be amended, restated, extended, split, consolidated, supplemented or otherwise modified from time to time in accordance with its terms, the “Note”) by Woodset Partners, LLC, a Delaware limited liability company (the “Borrower”) for the benefit of Noteholder in its capacity as lender thereunder (together with all Persons who hold an interest in the Loan (including, without limitation, any Person holding a participation interest in any of the Loan) and their respective successors and assigns, the “Original Lender”), (ii) that certain Loan Agreement, dated as of February 15, 2013, (as the same may be amended, restated, extended, split, consolidated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Borrower and Original Lender, (iii) a mortgage (the “Mortgage”), which Mortgage encumbers the real property, and all improvements thereon and appurtenances thereto, described in the Mortgage (the “Premises”), and (iv) each of the other agreements, documents, instruments and certificates executed in connection therewith (as the same may be amended, restated, split, consolidated, supplemented or otherwise modified from time to time in accordance with their terms, and together with the Note and the Loan Agreement, the “Loan Documents”);

WHEREAS, the Noteholder and each of the Lenders (as defined herein) have agreed to enter into this Agreement to memorialize the terms governing the relationship between them with respect to their respective interests in the Loan.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                      Definitions.  For purposes of this Agreement, all capitalized terms used herein shall have the meanings set forth in this Section 1, and if not defined in this Section 1, shall have the meanings ascribed thereto in the Loan Agreement.  The meanings of all capitalized terms apply equally to the singular and plural of the terms defined.

“Action Notice” shall have the meaning set forth in Section 6 hereof.

“Agreement” shall have the meaning set forth in the recitals hereof.

“Applicable Deemed Approval Date” shall have the meaning set forth in Section 6 hereof.

“Bankruptcy Action” shall mean any bankruptcy, insolvency or similar proceeding relating to Borrower, the Premises, any Other Collateral or any Loan Party.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Business Day” shall mean any day that is not a Saturday or Sunday, and that is not a legal holiday in New York, New York, or any other city which serves as the principal place of business for the Noteholder or any successor thereto nor a day which banking institutions or savings associations in any of the foregoing cities are closed for business.

“Buy/Sell Closing Date” shall have the meaning set forth in Section 13 hereof.

“Buy/Sell Notice” shall have the meaning set forth in Section 13 hereof.

“Buy/Sell Purchase Price” shall have the meaning set forth in Section 13 hereof.

“Buy/Sell Purchase Value” shall have the meaning set forth in Section 13 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Conduit” shall have the meaning set forth in Section 12(c) hereof.

“Conduit Credit Enhancer” shall have the meaning set forth in Section 12(c) hereof.

“Conduit Inventory Loan” shall have the meaning set forth in Section 12(c) hereof.

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under common Control with” shall have the respective correlative meaning thereto.

“Cure Period” shall have the meaning assigned to such term in Section 4(c) hereof.

“Decision Period” shall have the meaning set forth in Section 13 hereof.

“DBRS” means DBRS, Inc.

“Default Rate” shall have the meaning assigned to such term in the Loan Agreement.

“Delinquency Amount” shall have the meaning assigned to such term in Section 4(c) hereof.

“Delinquent Participant” shall have the meaning set forth in Section 4(c) hereof.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans with respect to commercial real estate) or operating commercial mortgage properties.

“Embargoed Person” shall mean any person, entity or government that is:  (i) subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in the Loan (whether directly or indirectly), is prohibited by law; (ii) a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (iii) is listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the Office of Foreign Assets Control, Department of the Treasury (the “OFAC”); pursuant to the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (together with all other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001, the “Patriot Act”) or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or (vii) owned or controlled by or now acting for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act.

“Environmental Assessment” shall mean an environmental assessment acceptable to each Lender and prepared in compliance with current ASTM Standard Practice for Environmental Site Assessments by a nationally or regionally recognized environmental consulting firm who regularly conducts such environmental site assessments.

“Foreclosure” shall mean any foreclosure of the Premises or Other Collateral pursuant to the Loan Documents (or the acceptance of any deed in lieu of any of the foregoing).

“Foreclosure Collateral” shall mean in connection with any proposed Foreclosure pursuant to Section 11 hereof, the Premises and any Other Collateral.

“Funding Date” shall have the meaning set forth in Section 4(c) hereof.

“Funding Request” shall have the meaning set forth in Section 4(c) hereof.

“Guarantor” shall have the meaning set forth in Section 6(b) hereof.

“Indemnified Lender” shall have the meaning set forth in Section 36 hereof.

“Indemnifying Lender” shall have the meaning set forth in Section 36 hereof.

“Kroll” shall mean Kroll Bond Rating Agency, Inc.

“Lead Lender” shall have the meaning set forth in Section 6 hereof.

“Lender” shall mean either the Participation A-1 Holder, the Participation A-2 Holder, or any permitted successors and assigns of the foregoing which may, from time to time, acquire an interest in the applicable Participation Interest in the Loan pursuant to the terms and provisions hereof, and “Lenders” shall mean, collectively, the Participation A-1 Holder, the Participation A-2 Holder and any permitted successors and assigns of the foregoing which may, from time to time, acquire an interest in the applicable Participation Interests pursuant to the terms and provisions hereof, in each case, as the context requires.

“Lender Newco” shall have the meaning set forth in Section 11 hereof.

“Lender Newco Organizational Documents” shall have the meaning set forth in Section 11 hereof.

“Loan” shall have the meaning set forth in the recitals hereto.

“Loan Agreement” shall have the meaning set forth in the recitals hereto.

“Loan Documents” shall have the meaning set forth in the recitals hereto.

“Loan Interests” shall have the meaning set forth in Section 13 hereof.

“Loan Party” shall mean the Borrower, any Guarantor, indemnitor or surety of any of the obligations under the Loan and any other Person (other than Noteholder) that is a party to any of the Loan Documents, other than any property manager that is not an Affiliate of a Borrower.

“Loan Pledgee” shall have the meaning set forth in Section 12(b) hereof.

“Mortgage” shall have the meaning set forth in the recitals hereto.

“Non-Delinquent Participant” shall have the meaning assigned to such term in Section 4(c) hereof.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has delivered to (or has on file with) the Lead Lender (or any Servicer or Trustee on its behalf) for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Lead Lender to make such payments free of any obligation or liability for withholding.

“Note” shall have the meaning set forth in the recitals hereto.

“Noteholder” shall have the meaning set forth in the recitals hereto.

“Offeree” shall have the meaning set forth in Section 13 hereof.

“Offeror” shall have the meaning set forth in Section 13 hereof.

“Other Collateral” shall mean (a) all collateral and all products and proceeds thereof mortgaged, granted and/or pledged and all rights and remedies granted pursuant to the Mortgage and (b) the accounts (and monies therein from time to time) established pursuant to the Cash Management Agreement (as defined in the Loan Documents) and (c) any other collateral granted or pledged pursuant to the other Loan Documents.

“Participation A-1 Holder” shall mean the registered owner of the Participation A-1 Interest together with any permitted successors and assigns thereof.  The initial Participation A-1 Holder is NRFC Cedar Creek Holdings, LLC, a Delaware limited liability company.

“Participation A-2 Holder” shall mean the registered owner of the Participation A-2 Interest together with any permitted successors and assigns thereof.  The initial Participation A-2 Holder is NS Healthcare Loan Holdings, LLC, a Delaware limited liability company.

“Participation A-1 Interest” shall mean a beneficial interest in the Loan having an initial principal balance of $9,005,000 and ranking pari passu with the Participation A-2 Interest, all on the terms provided herein.  The Participation A-1 Interest shall be evidenced by one or more “Participation A-1 Certificates”, attached hereto as Exhibit C.

“Participation A-2 Interest” shall mean a beneficial interest in the Loan having an initial principal balance of $2,245,000 and ranking pari passu with the Participation A-1 Interest, all on the terms provided herein.  The Participation A-2 Interest shall be evidenced by one or more “Participation A-2 Certificates”, attached hereto as Exhibit C.

“Participation A-1 Percentage Interest” shall mean, at any time of determination, a fraction, expressed as a percentage, the numerator of which is the Participation A-1 Principal Balance and the denominator of which is the sum of the Participation A-1 Principal Balance and the Participation A-2 Principal Balance.

“Participation A-2 Percentage Interest” shall mean, at any time of determination, a fraction, expressed as a percentage, the numerator of which is the Participation A-2 Principal Balance and the denominator of which is the sum of the Participation A-1 Principal Balance and the Participation A-2 Principal Balance.

“Participation A-1 Principal Balance” shall mean, at any time of determination, the initial principal balance of the Participation A-l Interest (i.e., $9,005,000), less (y) any payments of principal thereon or reductions in such amount applied to the Participation A-1 Interest pursuant hereto, and less (z) any losses or other reductions applied to the Participation A-1 Interest in accordance with this Agreement.

“Participation A-2 Principal Balance” shall mean, at any time of determination, the initial principal balance of the Participation A-2 Interest (i.e., $2,245,000), less (y) any payments of principal thereon or reductions in such amount applied to the Participation A-2 Interest pursuant hereto, and less (z) any losses or other reductions applied to the Participation A-2 Interest in accordance with this Agreement.

“Participation A-1 Rate” shall mean the “Interest Rate” as such term is defined in the Loan Agreement.

“Participation A-2 Rate” shall mean the “Interest Rate” as such term is defined in the Loan Agreement.

“Participation Interest” shall mean, collectively, the Participation A-1 Interest and the Participation A-2 Interest, unless the context otherwise requires, in which case it shall mean the Participation A-1 Interest and the Participation A-2 Interest, individually.

“Participation Principal Balance” shall mean either (x) the Participation A-1 Principal Balance or (y) the Principal A-2 Principal Balance, as applicable.

“Payment Date” shall have the meaning set forth in the Loan Agreement.

“Permitted Fund Manager” means any Person that on the date of determination is (i) one of the entities listed on Exhibit D or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a Proceeding.

“Percentage Interests” shall mean (x) with respect to the Participation A-1 Interest, the Participation A-l Percentage Interest and (y) with respect to the Participation A-2 Interest, the Participation A-2 Percentage Interest, as applicable.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” shall have the meaning set forth in Section 12(b) hereof.

“Pledging Lender” shall have the meaning set forth in Section 12(b) hereof.

“Possession Action” shall have the meaning set forth in Section 11(d) hereof.

“Premises” shall have the meaning set forth in the recitals hereto.

“Pro Rata Share” means, as of any date, the ratio (expressed as a percentage) of the initial Participation A-1 Principal Balance or the initial Participation A-2 Principal Balance, as applicable, over the sum of the initial Participation A-1 Principal Balance plus the initial Participation A-2 Principal Balance.

“Protective Advance” means all sums expended as reasonably determined by either of the Lenders in good faith to be necessary (a) to protect the priority, validity and enforceability of the lien of the Mortgage and the other instruments evidencing or securing the Loan and (b) to protect the value or the security of the Other Collateral or the Premises.

“Purchase Price” shall mean the amount of accrued interest and other amounts set forth on the settlement sheet executed by the Participation A-1 Holder, Participation A-2 Holder and Original Lender in connection with the purchase of the Participation A-1 Interest and the Participation A-2 Interest.

“Purchasing Lender” shall have the meaning set forth in Section 13 hereof.

“Qualified Transferee” means (i) a Lender or any Person Controlled by, Controlling or under common Control with a Lender or (ii) one or more of the following:

(A)                               a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)                               an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)                               an institution substantially similar to any of the entities described in clauses (ii)(A) or (ii)(B) above or clause (ii)(F) below that satisfies the Eligibility Requirements;

(D)                               any entity Controlled by any of the entities described in clause (i) or clauses (ii)(A), (ii)(B) or (ii)(C) above or clauses (ii)(F) or (ii)(G) below;

(E)                                a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, the Loan (collectively, “Securitization Vehicles”), so long as (A) the special servicer or collateral manager of such Securitization Vehicle has the Required Special Servicer Rating or is otherwise a Qualified Transferee or a subsidiary or affiliate of a Qualified

Transferee under clauses (ii)(A), (B), (C), (D), (F), or (G) of this definition and (B) the entire “controlling class” of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Transferees under clauses (ii)(A), (B), (C) , (D), (F), or (G) of this definition;

(F)                                 an investment fund, limited liability company, limited partnership or general partnership where a Lender or a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (ii)(A), (B), (C), (D), (F), or (G) of this definition acts as a general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following:  a Lender, a Qualified Transferee, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth above in this clause (F) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or

(G)                               any Qualified Transferee that is acting in an agency capacity for a syndicate of lenders, provided more than 50% of the committed loan amounts or outstanding loan balance are owned by lenders in the syndicate that are Qualified Transferees.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean, prior to the final Securitization, Moody’s, S&P, Realpoint, DBRS, Kroll and Fitch or any other nationally-recognized statistical rating agency which has been designated by Senior Lender and, after the final Securitization, shall mean any of the foregoing that have rated any of the Certificates.

“Redirection Notice” shall have the meaning set forth in Section 12(b) hereof.

“Required Special Servicer Rating” means a special servicer that (i) in the case of S&P, is on S&P’s select servicer list as a “U.S. Commercial Mortgage Special Servicer”, (ii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as the reason for such downgrade or withdrawal, (iii) in the case of Realpoint, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination, and Realpoint has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities, (iv) in the case of Fitch, a special servicer rating of at least “CSS1” and (v) in the case of Kroll, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by another Rating Agency within the twelve (12) month period prior to the date of determination, and Kroll has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.  The requirement of any rating agency that is not a Rating Agency shall be disregarded.

“S&P” shall mean Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securitization” means the sale or securitization of the Loan (or any portion thereof) in one or more transactions through the issuance of securities, which securities may be assigned ratings by the Rating Agencies.

“Selling Lender” shall have the meaning set forth in Section 13 hereof.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning set forth in the Intercreditor Agreement.

“Transfer Notice” shall have the meaning set forth in Section 12 hereof.

2.                                      Participation of Loan; Purchase of Interests.

(a)                                 As of the date hereof, the Loan shall be participated into the following components: (i) Participation A-1 Interest; and (ii) the Participation A-2 Interest, which shall include legal title to the Loan and the Loan Documents.

(b)                                 As of the date hereof and subject to the terms of this Agreement, the Noteholder shall sell and assign (without recourse, representation or warranty, except as expressly provided herein) to Participation A-1 Holder, and Participation A-1 Holder shall purchase and assume from the Noteholder, the Participation A-1 Interest for the Purchase Price (by wire transfer of immediately available funds) delivered to Noteholder at Noteholder’s direction as set forth on Schedule II.

(c)                                  As of the date hereof and subject to the terms of this Agreement, the Noteholder shall sell and assign (without recourse, representation or warranty, except as expressly provided herein) to Participation A-2 Holder, and Participation A-2 Holder shall purchase and assume from the Noteholder, the Participation A-2 Interest for the Purchase Price

(by wire transfer of immediately available funds) delivered to Noteholder at Noteholder’s direction as set forth on Schedule II.

3.                                      Custody of Loan Documents.  Legal title to, and custody of, all of the Loan Documents securing the Loan shall be vested in, and be held exclusively by, the Lead Lender for the benefit of each Lender in accordance with their respective interests in the Loan.  The Lead Lender may appoint a custodian to perform its duties pursuant to this Section 3.  A list of all the material documents evidencing or securing the Notes is attached hereto as Exhibit A. Each Lender hereby acknowledges and agrees that the Lead Lender holding the Loan Documents for the benefit of the Lenders is not intended, and shall not be construed, to create an express, implied or constructive trust or other fiduciary relationship or obligations running from the Lead Lender to any Lender; provided that the foregoing shall not relieve any Lender from acting in accordance with this Agreement.

4.                                      Priority of Participation Interests; Payments to Participants.  (a) The Participation A-1 Interest shall rank on a pari passu basis with the Participation A-2 Interest, and each of the Participation A-1 Interest and the Participation A-2 Interest shall be of equal priority with the other, and no portion of any Participation Interest shall have priority or preference over any portion of the other Participation Interest or the security therefor.  Any amendment of the Loan Documents shall not alter, and any modification of the Loan Documents shall be structured to preserve (to the extent necessary), the priority described in the previous sentence. Notwithstanding any other provision hereof, it is understood and agreed that the Participation A-1 Interest and the Participation A-2 Interest shall not represent a direct ownership interest in the Loan but shall represent a participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. Section 541(d) of the U.S. Bankruptcy Code) in the Loan, the proceeds thereof and the Loan Documents, in each case allocable to the applicable Participation Interest as provided herein.

(b)                                 The right of Participation A-1 Holder and Participation A-2 Holder to receive payments of interest, principal and other amounts with respect to the Participation Interests shall at all times be pari passu.  All amounts tendered to Noteholder pursuant to the Loan Agreement for application to the Loan thereunder shall be applied in the following order of priority without duplication (and payments shall be made on each Payment Date):

(i)                                     first, to repay to any Lender, in a pro rata amount, any Delinquency Amount funded by each Lender, together with accrued and unpaid interest, at the Default Rate from and including the date such Delinquency Amount was advanced until the Delinquency Amount is paid in full, (and such amount paid under this clause (a) shall be deducted from amounts that would otherwise be payable to the Delinquent Participant pursuant to the remainder of this Section 4(b));

(ii)                                  second, pari passu, to (x) Participation A-1 Holder in an amount equal to the accrued and unpaid interest for the applicable collection period (including any overdue interest) on the Participation A-1 Principal Balance at the Participation A-1 Rate and (y) Participation A-2 Holder in an amount equal to the accrued and unpaid interest for the applicable collection period (including any overdue interest) on the Participation A-2 Principal Balance at the Participation A-2 Rate;

(iii)                               third, pari passu, to (x) Participation A-1 Holder in an amount equal to the Participation A-1 Percentage Interest of principal payments received, if any, with respect to the Loan, until the Participation A-1 Principal Balance has been reduced to zero and (y) Participation A-2 Holder in an amount equal to the Participation A-2 Percentage Interest of principal payments received, if any, with respect to the Loan, until the Participation A-2 Principal Balance has been reduced to zero;

(iv)                              fourth, any yield maintenance payment, to the extent paid by the Borrower with respect to the Note and to be applied to the Loan pursuant to the Loan Agreement, shall be paid to each of Participation A-1 Holder and Participation A-2 Holder, pro rata, based on their respective Percentage Interests;

(v)                                 fifth, any exit fee, to the extent actually paid by the Borrower in respect of the Note and payable in respect of the Loan, shall be paid to Participation A-1 Holder and Participation A-2 Holder, pro rata, based on their respective Percentage Interests;

(vi)                              sixth, any default interest or late payment charges, pari passu, to Participation A-1 Holder and Participation A-2 Holder, based on their respective Percentage Interests; and

(vii)                           seventh, if any excess amount is available to be distributed in respect of the Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(vii), any remaining amount shall be paid as follows:  (A) first, to Participation A-1 Holder and Participation A-2 Holder, pro rata based on the respective amounts unreimbursed, up to the amount of any unreimbursed costs and expenses paid or reimbursed by either with respect to the Loan pursuant to this Agreement, and (B) second, any remaining amount to Participation A-1 Holder and Participation A-2 Holder in accordance with their respective Percentage Interests.

5.                                      Intentionally Omitted.

6.                                      Actions With Respect to the Loan.

(a)                                 Appointment of “Lead Lender” and General Powers.  The Lenders hereby appoint and authorize the Participation A-2 Holder, as “lead lender” (acting in such capacity hereunder, the “Lead Lender”), to take such action and to exercise such powers under the Loan Documents as are delegated to the Lead Lender by the terms hereof, together with such powers as are reasonably incidental thereto on behalf of the Lenders.  The Lead Lender shall have all rights under the Loan Documents with respect to administration of the Loan and the security for the Loan, which rights shall be subject to the terms, provisions and limitations of this Agreement (including, without limitation, Section 6(b) hereof).  Without limiting the foregoing, except as otherwise expressly provided for in the Loan Documents or this Agreement, including Section 6(b) hereof, Lead Lender shall have sole and exclusive authority and the right, in its discretion, to (i) grant or withhold approvals under the Loan Documents; (ii) agree to the modification or waiver of any of the terms or provisions of the Loan Documents; (iii) consent to any action or failure to act by the Borrower or any other Loan Party; (iv) unilaterally exercise any and all remedies under the Loan Documents, including commencing and completing a foreclosure sale, accepting a deed in lieu thereof (in each case pursuant to Section 11 hereof), and selling the Foreclosure Collateral after completing such Foreclosure or deed in lieu thereof; and (v) exercise or refrain from exercising any rights which the Lead Lender may have with respect to the Loan, the Loan Documents, the Premises or any of the Other Collateral or other security therefor, including, without limitation, the right to:

(i)                                     receive, review and process all documents, certificates, opinions, insurance policies, reports, requisitions and other materials of every nature and description submitted by, or on behalf of, the Borrower and pursuant to this Agreement, the Loan Agreement or the other Loan Documents, and to determine whether or not the Borrower or any other Loan Party is in compliance with the requirements of the Note, the Loan Agreement and the other Loan Documents;

(ii)                                  except as otherwise provided in Section 6(b) below, waive or reduce any claim for any late payment charges or default interest due under the Loan Documents;

(iii)                               receive all payments of principal, interest, fees and other charges paid by or on behalf of the Borrower and distribute all such funds to the Lenders as provided for in this Agreement;

(iv)                              enforce or refrain from enforcing all of the rights, remedies and privileges afforded or available to the Noteholder under the terms of the Loan Agreement, the Note and the other Loan Documents, any opinion, certificates, warranties, representations or insurance policies furnished by or on behalf of the Borrower or any other Loan Party;

(v)                                 in connection with any Foreclosure or other enforcement action, unilaterally (1) bring such Foreclosure or other enforcement action in the Lead Lender’s name, as the Lead Lender for all of the other Lenders collectively, (2) retain and direct counsel to prosecute such Foreclosure or other enforcement action on behalf of the Lead Lender for all of the other Lenders, (3) make all decisions concerning the appointment of a receiver, the conduct of such Foreclosure or other enforcement action, the collection of any judgment, the settlement of such Foreclosure or other enforcement action, the acceptance of a deed-in-lieu of foreclosure, the bid on behalf of the Lenders at any foreclosure sale, and the commencement and conduct of any deficiency judgment proceeding, (4) subject to Section 11 hereof, determine the manner of taking and holding title to the Foreclosure Collateral, and the sale of the Foreclosure Collateral after a Foreclosure, and (5) otherwise act on behalf of the Lenders in connection with such Foreclosure or other enforcement action;

(vi)                              unilaterally vote (as representatives of the Lenders) all claims with respect to the Loan in any bankruptcy, insolvency or similar proceeding, provided that Lead Lender shall, in connection with any Bankruptcy Action, (1) submit or file a proof of claim on behalf of all Lenders, as Lead Lender for same, (2) vote on behalf of the Lenders pursuant to their direction in accordance with Section 6(b) below, and (3) otherwise act on behalf of the Lenders in connection with such Bankruptcy Action;

(vii)                           do or refrain from doing all such other acts as may be reasonably necessary or incident to the administration and servicing of the Loan and the enforcement of the rights and remedies of the Lenders;

(viii)                        as representative of the Lenders and subject to Section 6(b) modify or waive any of the terms of the Loan Documents;

(ix)                              as representative of the Lenders and subject to Section 6(b) consent to any action or failure to act by the Borrower or any party to the Loan Documents; and

(x)                                 as representative of the Lenders and subject to Section 6(b), take legal action to enforce or protect the Lenders’ interests with respect to the Loan or to refrain from exercising any powers or rights under the Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Loan or unilaterally institute any Foreclosure action.

No Lender shall have any direct rights whatsoever against or with respect to the Borrower or any Guarantor with respect to the Lead Lender’s administration of, or exercise of its rights and remedies with respect to, the Loan and each Lender hereby presently and irrevocably assigns and conveys to Lead Lender (or Servicer acting on behalf of the Lead Lender), such rights.  Each Lender shall, from time to time, execute such documents as the Lead Lender shall reasonably request to evidence such assignment with respect to the rights described in that certain Section 6(a)(iv) above.  By its execution of this Agreement, each Lender hereby authorizes and directs the Participation A-2 Holder to act as “Lead Lender” and as “Mortgage Lender” on its behalf in all respects in connection with the Loan Documents (but subject to the provisions of this Agreement, including, without limitation, Section 6(b) hereof) and each Lender shall be bound by any acts of the Lead Lender taken in accordance with this Agreement.  Each Lender hereby acknowledges and consents to the terms and provisions set forth in this Section 6(a).  Each Lender acknowledges and agrees that the Lead Lender owes no fiduciary duty to any Lender in connection with its actions taken as Lead Lender hereunder; provided that the foregoing shall not relieve any Lender from acting in accordance with this Agreement.

(b)                                 Unrestricted Actions Requiring Unanimous Consent.  Notwithstanding anything to the contrary contained in this Agreement, if a particular provision of a Loan Document imposes a reasonableness standard with respect to an item that requires the consent or approval of the “lender” thereunder, then such standard shall also be applicable to each of the Lenders and the Lead Lender in the exercise of their rights pursuant to this Section 6(b) to approve or consent to such matter.  In the event that the Lead Lender receives a proposal from Borrower in connection with any of the items listed below, the Lead Lender shall promptly forward a copy of such proposal to the Lenders together with the Lead Lender’s recommended course of action (“Action Notice”).  The Lenders shall respond in timely manner to any Action Notice, and in any event within a period that will permit the Lead Lender to respond within the time periods contemplated under the Loan Documents (and failing which the Lead Lender may respond with respect to the Action Notice without the input of the Lenders).  In the event that the Loan Documents provide for a deemed approval binding against the “lender” thereunder (the applicable date of such deemed approval, the “Applicable Deemed Approval Date”), then the

Lead Lender shall promptly notify the Lenders of the applicable time period for such deemed approval, and the Action Notice shall specify a time to respond not less than two (2) Business Days prior to the Applicable Deemed Approval Date.  In the event that any Lender fails to respond to the Action Notice within such time period, it shall be deemed to have approved the recommended course of action set forth in the Action Notice.  Subject to the foregoing, in connection with any of the items listed below, unless such action by the Lead Lender is required under the terms of the Loan Documents (i.e. non-discretionary), the Lead Lender shall not take such action and/or make decisions with regard to any of the following items unless it shall have received the unanimous consent of all of the Lenders which are not Delinquent Participants:

(i)                                                             modify or amend in any respect whatsoever (or vote in favor of any plan of reorganization or similar plan that would have the effect of causing) the interest rate, monthly payment, or other monetary or economic provisions, or any provision which restricts the Borrower from incurring additional indebtedness, set forth in the Loan Documents in any manner;

(ii)                                                          at any time after acceleration of the maturity of the Loan, accept any late payment on the Loan;

(iii)                                                       accept, receive or apply any prepayment (except as expressly provided in the Loan Documents);

(iv)                                                      release, waive, forgive or reduce any claim for principal and/or interest under the Loan Documents or increase or decrease the principal or interest under the Loan Documents;

(v)                                                         waive or reduce any claim for any late payment charges or default interest due under the Loan Documents in excess of two (2) times each year;

(vi)                                                      give any material consent, waiver or approval under any of the Loan Documents, including in respect of any default thereunder;

(vii)                                                   except as otherwise set forth in Section 6(c) below, approve any material amendment, modification or waiver of any provision of the Note, the Loan Agreement or any other Loan Document;

(viii)                                                approve any insurance not conforming to the requirements in the Loan Documents;

(ix)                                                      extend or shorten the maturity date of the Note, provided however, that the maturity date of the Note may be extended for up to thirty (30) days taken only one (1) time over the term of the Loan;

(x)                                                         permit secondary financing or any other borrowing by Borrower not expressly permitted by the Loan Documents;

(xi)                                                      waive, defer or otherwise vary from the enforcement of the terms of the Loan Documents relating to payment of interest, principal, real estate taxes or in the procurement of insurance, provided however, that the forgoing action may be taken only one (1) time over the term of the Loan for up to thirty (30) days;

(xii)                                                   enter into any agreement providing for the subordination of the Loan;

(xiii)                                                release any claim under the title insurance insuring the validity and priority of the lien of the Mortgage securing the Loan;

(xiv)                                               consent to any release, termination, modification or amendment of a guaranty of payments or indemnity under the Loan;

(xv)                                                  release any lien created by the Loan Documents (except as expressly provided in the Loan Documents where no approval is required);

(xvi)                                               decrease any fee payable by Borrower under the Loan Documents;

(xvii)                                            approve or consent to the transfer or pledge of any direct or indirect ownership interests in Borrower, the Premises or the Other Collateral not permitted by the Loan Documents;

(xviii)                                         approve or consent to any release, substitution or exchange of any collateral or security for the Loan, except as permitted or required under the Loan Documents;

(xix)                                               give any preference to one Participation Interest over any other Participation Interest;

(xx)                                                  approve, accept or consent to any cancellation or termination of any of the Loan Documents;

(xxi)                                               Intentionally Omitted;

(xxii)                                            allow any insurance proceeds or condemnation award to be used for restoration of the Premises unless permitted by the Loan Documents;

(xxiii)                                         take any action to bring the Premises into compliance with environmental laws (provided the foregoing shall not restrict Lead Lender from the making and pursuing  any claim under any environmental guarantees or indemnities);

(xxiv)                                        waive, compromise or settle any material claim against Borrower or any guarantor or other person or entity (hereinafter referred to as a “Guarantor”) liable for payment of the Loan in whole or in part or for the observance and performance by Borrower of any of the terms, covenants, provisions and conditions of the Loan Documents, or release Borrower or any Guarantor from any obligation or liability under the Loan Documents;

(xxv)                                           Intentionally Omitted;

(xxvi)                                        encumber, release, reconvey or change, in whole or in part, any collateral or security interest held under the Loan Documents other than in accordance with Section 12 hereof or any of the express provisions of the Loan Agreement;

(xxvii)                                     make any Protective Advances except as otherwise provided in Section 6(e) below; or

(xxviii)                                  any other decision expressly identified in this Agreement as being subject to approval of all Lenders.

(c)                                  Intentionally Omitted.

(d)                                 Requests for Instructions.  In addition to the required consents or approvals referred to in Section 6(b) above, Lead Lender may at any time request instructions from the Lenders with respect to any waivers, consents, approvals or other actions which, by the terms of this Agreement or of any of the Loan Documents, do not require consent of, or instructions from, the Lenders, and if such instructions are promptly requested, Lead Lender shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to the Lenders for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Lead Lender as a result of Lead Lender acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of any Lender.  Lead Lender shall in all cases be fully protected from the Lenders in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the all Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders. Without limiting the foregoing, as among Lenders, under no circumstances shall Lead Lender be required to take any action that (i) Lead Lender in good faith believes could reasonably cause it to incur any liability (unless such other Lenders provide to Lead Lender protection against such liability satisfactory to Lead Lender in its sole discretion) or (ii) is in violation of any legal requirement.

(e)                                  Protective Advances.  If any Lender determines, in good faith, that Protective Advances are required in an amount less than or equal to One Hundred Thousand Dollars ($100,000) (which amount shall be aggregated with all other Protective Advances made by such Lender without the consent of the other Lenders), then either Lender may make such a Protective Advance without the consent of the other Lenders.  If any Lender determines, in good faith, that Protective Advances are required in an amount greater than One Hundred Thousand Dollars ($100,000) (which amount shall be aggregated with all other Protective Advances made by such Lender without the consent of the other Lenders), then the Lenders shall mutually agree to make such a Protective Advance.  In the event the Lenders mutually agree to make such a Protective Advance, such Protective Advance shall be paid by each Lender pro rata based on their respective Percentage Interests; provided however, that if the Lenders so agree, either Lender may fund the full amount of such Protective Advance.  If the Lenders fail to mutually agree that a Protective Advance is so required, then after the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement) under the Loan, either Lender may exercise the buy/sell rights pursuant to Section 13 below.

7.                                      Exercise of Remedies.  Each of the Lenders acknowledges that, subject to the terms of this Agreement, (i) the Lead Lender may exercise or refrain from exercising any rights that the Lead Lender may have hereunder in a manner that may be adverse to the interests of the Lenders, so long as such actions are in accordance with the other terms of this Agreement, and (ii) the Lead Lender shall have no liability whatsoever to any Lender as a result of the Lead Lender’s exercise of such rights or any omission by the Lead Lender to exercise such rights, except as expressly provided herein or for acts or omissions that are taken or omitted to be taken by the Lender that constitute the gross negligence or willful misconduct of the Lead Lender or a breach of this Agreement.

8.                                      Intentionally Omitted.

9.                                      Intentionally Omitted.

10.                               Notices and Reports.

(a)                                 Lead Lender shall give (or shall cause the Servicer to give) the Lenders prompt written notice of each written notice given to the Lead Lender as “Lender” under the Loan Agreement and, to the extent received and not expressly prohibited by the Loan Agreement, shall deliver to the Lenders all reports and other deliverables, including, without limitation, rent rolls, financial statements and operating statements, amendments, etc., required to be delivered by Borrower under the Loan Documents.

(b)                                 Unless otherwise specifically stated herein, if the Lead Lender is required to deliver any statement, report or information under any provisions of this Agreement, the Lead Lender may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on an Internet website, unless this Agreement expressly specifies a particular method of delivery.

11.                               Foreclosure; Possession of Premises and Other Collateral.

(a)                                 Prior to any Foreclosure, the Lead Lender shall form a wholly-owned special purpose limited liability company approved by the Lenders, the interests in which shall be wholly-owned by the Lenders or their respective nominees based upon their respective Percentage Interests at the time such limited liability company is formed, and co-managed by the Lenders (“Lender Newco”) to consummate the Foreclosure and (if the winning bidder) own the Foreclosure Collateral thereafter.  Lead Lender shall enter into the organizational documents (the “Lender Newco Organizational Documents”) governing Lender Newco on behalf of the Lender, pursuant to which the rights of the Lenders and Lead Lender shall be consistent with those hereunder.  Any bid by Lender Newco at such foreclosure sale for an amount greater than the outstanding balance of the Loan (in connection with a Foreclosure of the Loan) shall require the consent of each of the Lenders (provided, however, that each of the Lenders may bid at a foreclosure sale for an amount greater than the outstanding balance of the applicable loan for its own account).  Any Foreclosure shall be conducted in accordance with the terms and provisions this Agreement.

(b)                                 Among other things, the parties anticipate that the Lender Newco Organizational Documents will include: (i) the establishment of a business plan for the operation and disposition of the Premises; (ii)  a buy-sell arrangement, to be applicable if the Lenders are unable to reach agreement regarding adoption, modification or implementation of the business plan or other material disputes between them in operating Lender Newco; and (iii) terms which provide that the economic interests of the Lenders will be the same as such interest appeared prior to the Foreclosure.

(c)                                  Upon consummation of the Foreclosure of the Loan, this Agreement shall terminate (except for such provisions hereof which expressly survive termination).

(d)                                 Except as otherwise provided in written instructions delivered to the Lead Lender by the Lenders, the Lead Lender shall not obtain title to any Foreclosure Collateral as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Foreclosure Collateral (collectively, a “Possession Action”), if, as a result of any such Possession Action, any Lender would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “operator” of such Premises within the meaning of any environmental law, or a “discharger” or “responsible party” thereunder, unless: (i) the Lenders have agreed to obtain, and have received, an Environmental Assessment acceptable to each Lender that the Premises is in material compliance with applicable environmental laws; and (ii) in the event the Environmental Assessment does not indicate such material compliance, each of the Lenders has elected to proceed with the Possession Action.  The cost of preparation of any Environmental Assessment shall be paid by the Lead Lender as an expense reimbursable hereunder.

12.                               Transfer.

(a)                                 Each Lender may, from time to time, in its sole discretion, Transfer its interest in the Loan, as applicable, to any Person, provided that no Lender may: (a) Transfer more than 49% of its interest in the Loan to any transferee that is not a Qualified Transferee; (b) Transfer its interest in the Loan or any portion thereof to a transferee that such Lender has reason to believe, based on reasonable diligence, is an Embargoed Person; or (c) Transfer its interest in the Loan or any portion thereof to Borrower, or any entity which owns, directly or indirectly, a beneficial ownership interest in Borrower.  Within fifteen (15) Business Days of any such Transfer, the transferring Lender shall provide written notice of such Transfer to each other Lender, which notice shall include name, address and other notice information for such transferee (“Transfer Notice”).  Upon receipt of the Transfer Notice, the Lead Lender shall promptly update Schedule I hereto to include such transferee and notice information relating thereto and distribute such revised Schedule I to each other Lender.  Until receipt of the Transfer Notice, the Lead Lender will not consider any Transfer valid and may continue to make distributions and service the Loan as if no such Transfer had occurred.

(b)                                 Subject to the final paragraph of this Section 12(b), but notwithstanding any other provision hereof, each Lender consents to the other Lender’s pledge (a “Pledge”) of such Lender’s interest in the Loan to any entity that is a Qualified Transferee (a “Loan Pledgee”), on the terms and conditions hereafter set forth in this Section 12(b), it being further agreed that a financing provided by a Loan Pledgee to a Lender or to an entity that owns, directly or indirectly, substantially all of the interests of such Lender, and that is secured by such Lender’s interest in the Loan and that is structured as a repurchase arrangement shall qualify as a Pledge provided all other applicable terms and conditions of this Section 12(b) are satisfied.  Upon written notice by a Lender (the “Pledging Lender”) to Lead Lender that the Pledge has been effected, such Lender shall acknowledge receipt of such notice and thereafter agrees: (a) to give Loan Pledgee written notice of any default by such Pledging Lender under this Agreement or under any of the Loan Documents of which default such Lender has actual knowledge; (b) to allow Loan Pledgee a period of at least ten (10) days (in respect of a monetary default) and a reasonable period of not less than thirty (30) days (in respect of a non-monetary default) to cure a default by such Pledging Lender in respect of its obligations to the Lenders hereunder or any of the Loan Documents, but Loan Pledgee shall not be obligated to cure any such default; (c) that no amendment, modification, waiver or termination of any of such Pledging Lender’s rights under this Agreement shall be effective without the written consent of Loan Pledgee which consent shall not be unreasonably withheld; provided, however, that the consent of Loan Pledgee shall not be required unless such Pledging Lender’s consent was required pursuant to the terms of this Agreement to effect such amendment, modification, waiver or termination; (d) that such Lender shall deliver to Loan Pledgee such estoppel certificate(s) as Loan Pledgee shall reasonably request (in the case of certificates of third parties, subject to Noteholder’s right to obtain such certificates and subject only to Noteholder’s reasonable efforts to so obtain), provided that any such certificate(s) shall be in form and substance reasonably satisfactory to such Lender; and (e) that, upon written notice (a “Redirection Notice”) to such Lender by Loan Pledgee that such Pledging Lender is in default, beyond applicable cure periods, under such Pledging Lender’s obligations to Loan Pledgee pursuant to the applicable credit agreement between such Pledging Lender and Loan Pledgee, and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, such Lender shall remit to Loan Pledgee and not to such Pledging Lender, any payments that such Lender would otherwise be obligated to pay to such Pledging Lender from time to time pursuant to this Agreement or any other agreement between such Lender and such Pledging Lender that relates to the Loan.  Lenders hereby unconditionally and absolutely release each other from any liability on account of the other Lender’s compliance with any Redirection Notice reasonably believed by such Lender to have been delivered by Loan Pledgee in good faith.  Loan Pledgee shall be permitted to fully exercise its rights and remedies against a Pledging Lender, and realize on any and all collateral granted by such Pledging Lender to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and subject to all of the other Lender’s rights and interests in the Loan and this Agreement, it being expressly understood that while the Loan shall be subject to the Pledge, any exercise of rights under the Pledge shall be subject to the other Lender’s interest in the Loan.  In such event, the other Lender shall recognize Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns, as the successor to the Pledging Lender’s rights, remedies and obligations under this Agreement and the Loan Documents, and any such Loan Pledgee or Qualified Transferee shall assume in writing the obligations of the Pledging Lender hereunder accruing from and after such Transfer and agrees to be bound by the terms and provisions hereof (it being agreed that, notwithstanding anything to the contrary contained herein, such Loan Pledgee shall not be required to so assume the Pledging Lender’s obligations hereunder prior to such realization on such collateral).  The rights of a Loan Pledgee under this paragraph shall remain effective unless and until such Loan

Pledgee shall have notified the other Lender in writing that its interest in the Loan has terminated.  All costs and expenses incurred by a party hereto in connection with a Transfer of the other party’s interest in the Loan shall be reimbursed by such transferring party or the Loan Pledgee.  All costs and expenses incurred by a Lender related to a Pledge shall, to the extent not reimbursed by Borrower, be reimbursed by the Pledging Lender or the Loan Pledgee to such Lender.

(c)                                  Notwithstanding any provisions herein to the contrary (but subject, nevertheless, to the final paragraph of this Section 12(c)), if a conduit (“Conduit”) which is not a Qualified Transferee provides financing to a Lender then such Conduit will be a permitted “Loan Pledgee” despite the fact that is it not a Qualified Transferee if the following conditions are satisfied:

(i)                                     The loan (the “Conduit Inventory Loan”) made by the Conduit to such Lender to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                                  The Conduit Credit Enhancer will be a Qualified Transferee;

(iii)                               Such Lender will pledge its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                              The Conduit Credit Enhancer and the Conduit will agree that, if such Lender defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Lender, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Lender’s Note to the Conduit Credit Enhancer; and

(v)                                 Unless the Conduit is in fact a Qualified Transferee, the Conduit will not have any greater right to acquire the interests in the Note pledged by such Lender, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Transferee at a foreclosure sale conducted by a Loan Pledgee.

(d)                                 Notwithstanding any provisions herein to the contrary, if Participation A-2 Holder shall Transfer (other than a Pledge pursuant to Section 12 above) more than 49% (in the aggregate) of its Participation Interest, Participation A-1 Holder may, at its option, elect to become Lead Lender and thereafter all references to “Lead Lender” shall be deemed to refer to Participation A-1 Holder.

13.                               Buy/Sell Rights.

(a)                                 In the event an Event of Default (without giving effect to any cure of such Event of Default by Lenders) has occurred and is continuing and the Lenders are unable to agree on any of the matters specified in Section 6, Section 11 or any other matter which requires the consent of all of the Lenders hereunder or under the Loan Documents or otherwise, then any Lender (the “Offeror”) may deliver written notice (“Buy/Sell Notice”) to the other Lender (the “Offeree”) making a buy/sell offer in respect of all, but not less than all, of the rights, interests and obligations in the Loan then owned by the Offeree (collectively, the “Loan Interests”).  The Buy/Sell Notice shall include a specified price for the entire Loan (the “Buy/Sell Purchase Value”).  If a Buy/Sell Notice is delivered by each Lender, the Lender delivering the earlier notice, or if the notices are delivered at the same time, the Lender specifying the higher Buy/Sell Purchase Value, shall be deemed the Offeror and its notice the operative Buy/Sell Notice.

(b)                                 Within ten (10) Business Days (the “Decision Period”) after delivery of the Buy/Sell Notice, the Offeree shall deliver to the Offeror a written notice specifying its irrevocable election either (i) to purchase all, but not less than all, of the Loan Interests of the Offeror (and to be the “Purchasing Lender”, with the Offeror, in such capacity, being the “Selling Lender”), or (ii) sell all, but not less than all, of its Loan Interests to the Offeror (and to be the “Selling Lender”, with the Offeror, in such capacity, being the “Purchasing Lender”), in each case for an amount based on the applicable Percentage Interest of the Buy/Sell Purchase Value (the “Buy/Sell Purchase Price”).  If an Offeree fails to deliver such notice to the Offeror on or before the end of the Decision Period, then such Offeree shall be deemed to have elected to be the Selling Lender.  In the event that the Participation A-2 Holder is the Purchasing Lender, the Participation A-2 Holder shall also have the right to acquire the Noteholder’s interest in the Loan without payment of any additional compensation and the Participation A-1 Holder shall cause the Noteholder to convey such interest to the Participation A-2 Holder on the Buy/Sell Closing Date upon the terms and conditions set forth in Section 13(d) below.

(c)                                  The closing of the purchase and sale of a Lender’s Loan Interests pursuant to the Buy/Sell Notice shall take place at 10:00 a.m., New York time, on the date specified by the Purchasing Lender, as applicable, which date shall be no later than the 10th Business Day, and no earlier than the 2nd Business Day, after the end of the Decision Period (or on such other date as the parties mutually agree) (the “Buy/Sell Closing Date”).

(d)                                 At the closing, (i) the Selling Lender shall transfer and assign to the Purchasing Lender, without recourse, all of its Loan Interests free and clear of all liens, claims, and encumbrances, and (ii) the Purchasing Lender shall pay the Buy/Sell Purchase Price, as adjusted to reflect any unreimbursed Lender Protective Advances and/or Delinquency Amounts then due under this Agreement, by wire transfer of immediately available funds to the account designated by the Selling Lender.  At such closing, the Selling Lender shall execute and deliver such documents and instruments as the Purchasing Lender shall reasonably require in order to effect such transfer; provided that the Selling Lender shall not be required to give any representation or warranty other than as to its ownership of its Loan Interests, lack of encumbrances on its Loan Interests and authority to transfer its Loan Interests.  Each Lender shall pay its own expenses incurred in connection with a transfer pursuant to this Section 13, with applicable transfer taxes being paid by the party primarily responsible for the same.  The Purchasing Lender agrees to provide all certifications which are required to effectuate the Transfer of the Selling Lender’s interest in the Loan pursuant to this Section 13 and the Selling Lender hereby agrees to reasonably cooperate with Purchasing Lender to effectuate such Transfer.

(e)                                  All interest and other charges accrued on the Selling Lender’s Loan Interests, as applicable, for the period up to the Buy/Sell Closing Date and paid under the related Loan Documents shall be for the account of the Selling Lender regardless of whether received by the Buy/Sell Closing Date.  All interest and other charges accruing after the Buy/Sell Closing Date in respect of the Loan Interests of the Selling Lender shall be for the account of the Purchasing Lender.

14.                               Intentionally Omitted.

15.                               Representations and Warranties of the Lender.  Each Lender represents and warrants to the other Lenders that the execution, delivery and performance of this Agreement is within its corporate, limited liability company or limited partnership powers, as applicable, has been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, and does not contravene in any material respect its organizational documents or any law or contractual restriction binding upon it, and that this Agreement is the legal, valid and binding obligation of such Lender enforceable against it in accordance with the terms hereof except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

16.                               Independent Analysis of Each Lender.  Each Lender acknowledges that it has, independently and without reliance upon representations made by any other Lender (except to the extent expressly set forth herein) and each Lender acknowledges and agrees that any information provided to such Lender and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis and decision with respect to its ownership of its interest in the Loan.  Each Lender acknowledges that no other Lender has made any representations or warranties with respect to the Loan, the Other Collateral, the Premises, Borrower, or otherwise, except as set forth in the representation letter of even date herewith, and that each Lender shall have no responsibility for (i) the collectability of the Loan, (ii) the execution, validity, enforceability or legal effect of any of the Loan Documents, (iii) the validity, sufficiency, priority or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of Borrower or any guarantor or obligor in respect of the Loan.  Each Lender assumes all risk of loss in connection with its interest in the Loan (as against the other Lenders only) from the failure or refusal of Borrower to pay interest, principal or other amounts due under the Loan, defaults by Borrower under the Loan Documents, or the unenforceability of any of the Loan Documents, for reasons other than gross negligence, willful misconduct or breach of this Agreement by any other Lender.

17.                               Limited Liability; Indemnity; Risk of Loss.  Neither Lead Lender nor its Affiliates nor any of the directors, officers, employees or agents thereof shall be under any liability to any Lender or any third party for taking or refraining from taking any action, in good faith and pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Lead Lender or any such Person against any liability which would otherwise be imposed on Lead Lender or any such Person by reason of Lead Lender’s breach of this Agreement or its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.  Lead Lender and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  Each Lender agrees that it will reimburse Lead Lender, on a pro rata basis according to its respective Percentage Interest for its share of the cost of any claim, action, suit, damage, loss, liability, cost or expense incurred (including reasonable attorneys’ fees) for which Lead Lender has not been reimbursed by Borrower, arising out of or relating to this Agreement, the Note or any other Loan Document, Lead Lender’s performance hereunder, or any specific action which the Lenders authorized or requested Lead Lender to perform pursuant to this Agreement, as such are incurred, except for any loss, liability or expense incurred by reason of Lead Lender’s breach of this Agreement, willful misfeasance, bad faith or negligence.  Notwithstanding the exception set forth in the preceding sentence, in the event that Lead Lender sustains any loss, liability or expense by reason of such exception and which results from any overcharges to Borrower under the Loan, to the extent that such overcharges were collected by Lead Lender and remitted to the Lenders, the Lenders shall promptly remit such overcharge to Borrower after the Lenders’ receipt of written notice from Lead Lender regarding such overcharge.  In the case of any matter indemnified hereunder, Lead Lender shall be indemnified first from amounts available to be distributed to the Lenders and then from the Lenders in accordance with their respective Percentage Interests.

No Lender shall have any liability to the other Lender with respect to their respective interests in the Loan, except with respect to acts or omissions caused by or resulting from the gross negligence or willful misconduct of such Lender or a breach of this Agreement.  Each Lender assumes all risk of loss in connection with its investment in the Loan to the full extent of interest in the Loan.

The provisions of this Section 17 shall survive any termination of the rights and obligations of Lead Lender and each other Lender hereunder.

18.                               Reimbursement of Lender.  The Lenders acknowledge that that Lead Lender and/or the other Lenders will be required to expend monies or be subject to liabilities under this Agreement.  As a result, to the extent Lead Lender and/or the other Lenders (a) incurs out-of-pocket costs or expenses as “lender” under the Loan Documents or (b) incurs other losses, damages, or liabilities as “lender” under the Loan Documents, then all such costs, expenses, losses, damages, and liabilities shall be subject to reimbursement by the other Lenders based on their respective Percentage Interests.

19.                               Termination; Survival.  This Agreement shall terminate upon the earlier to occur of (i) the full and final payment of the Loan; (ii) the final disposition of the Lender’s interests in the Premises and the Other Collateral following Foreclosure; or (iii) the consummation of a Foreclosure pursuant to Section 11 hereof; provided however, that the provisions of Sections 16 and 17 shall survive such termination.

20.                               No Joint Venture or Creation of Partnership.  Neither the execution of this Agreement, nor any of the arrangements provided for herein including, without limitation, any agreement to share in payments or losses as provided herein, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the parties to this Agreement.

21.                               Acknowledgement by Parties Hereto; Successors and Assigns.  The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence each party’s acceptance of all the terms and conditions of this Agreement.  The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

22.                               Right to Transact Other Business.  Lead Lender and each Lender and/or any of their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower and any Affiliate thereof, their partners, or any other Person without any duty to account therefor to the other Lenders, as the case may be.

23.                               Notices.  Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed at the address specified on Schedule I hereto as updated and distributed to all parties hereto from time to time.

24.                               Entire Agreement.  This Agreement supersedes all previous agreements, oral or written, among the parties hereto with respect to the subject matter hereof.

25.                               Modifications and Amendments.  This Agreement may not be modified or amended orally or waived or modified in any manner except as expressly set forth herein.  All modifications or amendments shall be by an agreement in writing signed by the party against whom enforcement is sought.

26.                               Governing Law; Submission to Jurisdiction; Estoppels.

(a)                                 This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law).

(b)                                 Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts for any such action or proceeding.  Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives the right, and agrees not, to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of any Lender or any holder of the Loan to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(c)                                  Each of the Lenders, to the fullest extent that they may lawfully do so, hereby waives trial by jury in any action or proceeding, including, without limitation, any tort action, brought by any party hereto with respect to this Agreement or otherwise with respect to the Loan.

(d)                                 Each Lender shall at any time upon the request of any of the other Lenders deliver to the requesting Lender a written certification certifying the amount of the outstanding principal balance of its Participation Interest, whether the Lender providing the certification has transferred or encumbered its interest in the Loan and, if so, the details relating to such transfer or encumbrance, and such other matters regarding the Loan (including but not limited to the unpaid balance thereof, and the amount and status of any escrows held pursuant to the Loan) and this Agreement as any such Lender may reasonably request.

27.                               Counterparts.  This Agreement may be executed in any number of duplicates and counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

28.                               Effectiveness.  This Agreement shall become effective on the date on which each of the parties hereto shall have signed and have delivered to the other a counterpart.

29.                               Headings Descriptive.  The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

30.                               Severability.  In case any provision in or obligation under this Agreement, the Loan Agreement, the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

31.                               Intentionally Omitted.

32.                               Approval of Documents.  Each Lender has examined and approved the Loan Agreement, the Note and the other Loan Documents and materials relating to the Loan, and has made all such inquiries concerning the Loan, as such Lender has deemed necessary or appropriate.

33.                               Excess Amounts Received by Lenders.  Each Lender agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Loan in excess of its share thereof (as determined in accordance with the provisions of this Agreement), it will promptly remit to Lead Lender its share of such excess, as determined in accordance with the provisions of this Agreement, and Lead Lender shall cause the excess amounts so received to be properly applied.

34.                               Interests Not Securities.  The Participation Interests sold by the Noteholder to the Lenders (or to any other Person in accordance with the provisions of this Agreement) shall not be deemed to be a security or securities within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

35.                               Parties’ Intent.  It is the intent and purpose of the parties hereto that this Agreement represent a sale by Noteholder to each of the Participation A-1 Holder and the Participation A-2 Holder of their respective beneficial ownership interests in the Loan and the Loan Documents and the rights, benefits and obligations arising therefrom.  This Agreement shall not be deemed to represent a pledge of any interest in the Loan by the Noteholder, or a loan from any Lender to the Noteholder.

36.                               Withholding Taxes.  In the event Lead Lender shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Lender with respect to the Loan as a result of such Lender constituting a Non-Exempt Person, Lead Lender, shall be entitled to so deduct or withhold with respect to such Non-Exempt Person’s interest in such payment (all withheld amounts being deemed paid to such Non-Exempt Person), provided the Lead Lender shall furnish such Non-Exempt Person with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for the purposes of assisting such Non-Exempt Person to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Non-Exempt Person is subject to Taxes.  Such Non-Exempt Person agrees to indemnify the Lead Lender against and to hold the Lead Lender harmless from any Taxes, interests, penalties and reasonable counsel fees arising from any failure of the Lead Lender to withhold Taxes from payments made to such Non- Exempt Person in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Exempt Person to Lead Lender in connection with the obligation of the Lead Lender to withhold Taxes from payments made to the Non-Exempt Person, it being expressly understood and agreed that (i) the Lead Lender shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, conclusory correctness, or validity of the same, and (ii) such Non-Exempt Person, upon request of Lead Lender shall, at its sole cost and expense, defend any claim relating to the foregoing indemnification by counsel selected by such Non-Exempt Person and reasonably satisfactory to Lead Lender.  Each Lender represents that (i) it is not a Non-Exempt Person and (ii) it is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise pursuant to this Agreement.  Contemporaneously with the execution of this Agreement, and from time to time as necessary during the term of this Agreement, each Lender shall deliver to the Lead Lender evidence reasonably satisfactory to the Lead Lender substantiating that it is not a Non-Exempt Person and that the Lead Lender is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise.  Except as hereinafter expressly provided to the contrary, no Lender shall, without obtaining the prior consent of the each other Lender, which consent may be withheld in the sole and absolute discretion of such other Lender, sell or assign its interest in the Loan, or any participation interest therein, to any Non-Exempt Person.  If any Lender (such Lender, an “Indemnifying Lender”) desires to sell or assign its interest in the Loan, or a participation interest therein, to a Non- Exempt Person, and if any other Lender does not consent to such sale (such non-consenting

Lender, an “Indemnified Lender”), the Indemnifying Lender shall, notwithstanding the lack of such consent, be free to proceed with such sale and assignment provided that the Indemnifying Lender, by instrument in form and substance reasonably satisfactory to each Indemnified Lender, agrees to indemnify and to hold each Indemnified Lender harmless from and against any loss or liability such Indemnified Lender shall suffer in respect of its interest in the Loan as a direct result of such sale and assignment to a Non-Exempt Person, and which, but for such sale and assignment, would not otherwise have been incurred by such Indemnified Lender, it being the intent that the economic or other rights of such Indemnified Lender related to its interest in the Loan shall not be adversely affected by any obligation of Borrower or of the Lead Lender to withhold Taxes, or by any failure of Borrower or of the Lead Lender to comply with any requirement to withhold Taxes, as a result of any such sale and assignment to a Non-Exempt Person.  All costs and expenses incurred by such Indemnified Lender related to any such sale and assignment shall be reimbursed by the Indemnifying Lender.

37.                               Registration of Participation Interests.  The Participation Interests shall be registered as to both the principal and interest and may be transferred by a Lender to any third person only by surrendering both the related Participation Interest and the related participation certificate and the issuance by Noteholder of a new certificate to the transferee, as required under U.S. Treasury Regulations Section 1.871-14(c).  The Noteholder and the other Lenders hereby appoint the Lead Lender or its agent to maintain, or cause to be maintained, a register within the meaning of U.S. Treasury Regulations Section 5(f).103-1(c) on which it will record the names and addresses of, and wire transfer instructions for, the Lenders, and the Lead Lender hereby accepts such appointment.  Any transfer of all or a portion of a Participation Interest hereunder shall be recorded on such register.  The Lead Lender shall treat each Person whose name is recorded in such register pursuant to the terms hereof as the applicable Lender for all purposes under this Agreement.  The register shall be available for inspection from time to time by any Lender upon reasonable prior notice to the Lead Lender (or any agent on its behalf).

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

NOTEHOLDER

NRFC CEDAR CREEK HOLDINGS, LLC,
a Delaware limited liability company,

By:	NorthStar Realty Healthcare, LLC,
a Delaware limited liability company

	By:	NRFC Healthcare Holding Company, LLC,
a Delaware limited liability company

		By:	NRFC Sub-REIT Corp.,
a Maryland corporation

			By:	/s/Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Investment and Operating Officer

PARTICIPATION A-1 HOLDER

NRFC CEDAR CREEK HOLDINGS, LLC,
a Delaware limited liability company,

By:	NorthStar Realty Healthcare, LLC,
a Delaware limited liability company

	By:	NRFC Healthcare Holding Company, LLC,
a Delaware limited liability company

		By:	NRFC Sub-REIT Corp.,
a Maryland corporation

			By:	/s/Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Investment and Operating Officer

PARTICIPATION A-2 HOLDER

NS HEALTHCARE LOAN HOLDINGS, LLC,
a Delaware limited liability company,

By:	NorthStar Healthcare Income Operating Partnership, LP,
a Delaware limited partnership

	By:	NorthStar Healthcare Income, Inc.,
a Maryland corporation

		By:	/s/Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Chief Executive Officer